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                                                                     Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Pre-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File No. 333-28339) of the ProFunds of our report dated October 17, 1997 on our audit of the financial statement of the Money Market ProFund. We also consent to the reference to our Firm under the caption "Auditors" in the Prospectus and "Independent Accountants" in the Statement of Additional Information relating to the ProFunds in this Pre-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File No. 333-28339).



                                                COOPERS & LYBRAND L.L.P.


Columbus, Ohio

October 27, 1997